Exhibit 10.3

GENERAL SECURITY AGREEMENT
SCHNITZER STEEL CANADA LTD.

TO:	Bank of America, N.A. in its capacity as collateral agent (the "Agent") for and on behalf of and for the benefit of the Secured Parties (as defined below)
DATE:	April 6, 2016
RECITALS:

A.	The Obligor (as defined below) and others are party to the Credit Agreement (as defined below); and

B.	As security for the Obligations (as defined below), the Obligor has agreed to enter into this Agreement.
FOR VALUE RECEIVED and intending to be legally bound by this general security agreement (this "Agreement"), the undersigned (the "Obligor") agrees as follows:

1.	INTERPRETATION

1.1
Capitalized Terms In this Agreement, except where the context otherwise requires, capitalized terms that are used and not otherwise defined have the meanings defined in the Credit Agreement (as defined below), and:

(a)	“Account” has the meaning ascribed thereto in Section 1.1(c)(iii).

(b)	“Account Debtor” means a person obligated on an Account.

(c)	"Collateral" means all present and after-acquired interest and benefit of the Obligor in all property of the following kinds:

(i)
goods excluding crops and the unborn young of animals which (A) are leased by a person as lessor, (B) are held by a person for sale or lease or to be furnished under a contract of service, (C) are furnished by a person under a contract of service, or (D) consist of raw materials, work in process, or materials used or consumed in a business (collectively, “Inventory”);

(ii)	goods other than inventory, fixtures, crops and the unborn young of animals (collectively, “Equipment”);

(iii)
rights to payment of monetary obligations, whether or not earned by performance, (A) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (B) for services rendered or to be

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Exhibit 10.3

rendered, (C) for a policy of insurance issued or to be issued, (D) for a secondary obligation incurred or to be incurred, (E) for energy provided or to be provided, (F) for the use or hire of a vessel under a charter or other contract, (G) arising out of the use of a credit or charge card or information contained on or for use with the card, or (H) as winnings in a lottery or other game of chance operated or sponsored by a State, Province, or other governmental body, or person licensed or authorized to operate the game by a State, Province or other governmental body including health-care-insurance receivables, but excluding (1) rights to payment evidenced by chattel paper or an instrument, (2) tort claims, (3) deposit accounts maintained with a financial institution, (4) investment property, (5) letter-of-credit rights or letters of credit, or (6) rights to payment for money or funds advanced or sold, other than rights arising out of the use of a credit or charge card or information contained on or for use with the card (collectively, “Accounts”); and

(iv)	Proceeds of any and all of the foregoing;
but excluding (A) any consumer goods, (B) the last day of the term of any lease of Equipment by the Obligor as lessee or any agreement of the Obligor to lease Equipment as lessee held by the Obligor now or in the future as more fully described in Section 2.2 of this Agreement and (C) any Restricted Property as more fully described in Section 2.3 of this Agreement. Any reference to "the Collateral" in this Agreement shall be interpreted as referring to "the Collateral or any of it." Notwithstanding anything to the contrary contained herein, the Liens granted under this Agreement shall not extend to, and the Collateral shall not include, Excluded Property.

(d)
"Credit Agreement" means the third amended and restated credit agreement dated April 6, 2016 among Schnitzer Steel Industries, Inc., as US borrower, the Obligor together with certain subsidiaries of the US borrower party thereto, as Canadian borrowers, the lenders from time to time party thereto, Bank of Montreal, as Canadian lender, and the Agent, as administrative agent, swing line lender and an L/C issuer, as amended, supplemented, restated and replaced from time to time.

(e)	“Equipment” has the meaning ascribed thereto in Section 1.1(c)(ii).

(f)	"Event of Default" means the occurrence of an Event of Default as defined in the Credit Agreement.

(g)	“Inventory” has the meaning ascribed thereto in Section 1.1(c)(i).

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Exhibit 10.3

(h)	"Lien" has the meaning ascribed thereto in the Credit Agreement.

(i)	"Loan Documents" means the Credit Agreement and each other Loan Document (as defined in the Credit Agreement) executed by a Canadian Loan Party.

(j)	"Obligations" has the meaning ascribed to Canadian Obligations in the Credit Agreement.

(k)	"PPSA" means the Personal Property Security Act (British Columbia).

(l)	“Proceeds” means:

(i)
identifiable or traceable personal property (A) derived directly or indirectly from any dealing with original collateral or the Proceeds of original collateral; and (B) in which the Obligor acquires an interest;

(ii)	a right to an insurance payment or any other payment as indemnity or compensation for loss of, or damage to, original collateral or Proceeds of original collateral; and

(iii)	a payment made in total or partial discharge or redemption of an Account.

(m)	"Secured Parties" means the holders of the Obligations. Any reference to the "Secured Parties" shall be interpreted as referring to "the Secured Parties or any of them."

1.2
No Contra Proferentum This Agreement has been negotiated by the Obligor and the Agent with the benefit of legal representation, and any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the construction or interpretation of this Agreement.

1.3
Conflict With Credit Agreement If there is any conflict or inconsistency between the terms of the Credit Agreement and the terms of this Agreement, the provisions of the Credit Agreement shall govern to the extent necessary to remove the conflict or inconsistency.

1.4	Other Interpretation Rules In this Agreement:

(a)
Any rights or benefits stated to accrue to the benefit of the Agent shall accrue to the benefit of the Agent for and on behalf of and for the benefit of the Secured Parties and any decision, determination or other action required or permitted to be made or taken by the Agent shall be interpreted to mean that decision, determination or other action made or taken in accordance with the provisions of the Credit Agreement.

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(b)	The division into Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(c)
Unless otherwise specified or the context otherwise requires, (i) "including" or "includes" means "including (or includes) but is not limited to" and shall not be construed to limit any general statement preceding it to the specific or similar items or matters immediately following it, (ii) a reference to any legislation, statutory instrument or regulation or a section of it is a reference to the legislation, statutory instrument, regulation or section as amended, restated and re-enacted from time to time, and (iii) words in the singular include the plural and vice-versa and words in one gender include all genders.

(d)	Unless otherwise specified or the context otherwise requires, any reference in this Agreement to payment of the Obligations includes performance of the Obligations.

2.	GRANT OF SECURITY, ETC.

2.1
Grant of Security As security for payment and performance of the Obligations, the Obligor mortgages, charges, assigns, transfers and pledges the Collateral to the Agent as a fixed and specific mortgage and charge, and grants the Agent a security interest in the Collateral. Without limiting the preceding part of this Section, a security interest is taken in all of the Obligor's present and after acquired Collateral, excluding (A) any consumer goods, (B) the last day of the term of any lease of Equipment by the Obligor as lessee or any agreement by the Obligor to lease Equipment as lessee held by the Obligor now or in the future as more fully described in Section 2.2 of this Agreement and (C) any Restricted Property as more fully described in Section 2.3 of this Agreement. Notwithstanding anything to the contrary contained herein, the Liens granted under this Agreement shall not extend to, and the Collateral shall not include, Excluded Property.

2.2
Last Day of Lease As the Collateral does not include the last day of the term of any lease of Equipment by the Obligor as lessee or any agreement of the Obligor to lease Equipment as lessee held by the Obligor now or in the future, should the Liens created by this Agreement become enforceable the Obligor shall hold the last day in trust for the Secured Parties and shall assign it to any person acquiring that term or the part of the term that is mortgaged and charged in the course of any enforcement of the Liens or any realization of the Collateral. Alternately, the Agent may assign the last day as attorney of the Obligor or may appoint any person acquiring the term or any other person or persons as a new trustee or trustees of the last day, free of any obligation regarding the last day.

2.3	Restricted Property The Collateral shall not include any lease, agreement, contractual right, franchise, licence or approval, other than an Account (collectively, "Restricted Property")

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held by the Obligor now or in the future if the Liens created by this Agreement would otherwise result in a breach, forfeiture or termination of the Restricted Property unless any necessary consent or waiver is obtained. The Obligor shall, on request by the Agent, promptly use all commercially reasonable efforts to seek any necessary consent or waiver to have the Restricted Property form part of the Collateral and to any disposition of the Restricted Property upon enforcement of this Agreement. If a consent or waiver is obtained, the applicable Restricted Property shall form part of the Collateral without any further action. If any consent or waiver is not obtained, and if the Liens created by this Agreement become enforceable, the Obligor shall hold any Restricted Property for which a consent or waiver has not been obtained and its benefits in trust for the Agent, and shall perform its obligations and exercise and enforce its rights under that Restricted Property, including rights of disposition, at the direction of the Agent.

2.4
Attachment The Obligor agrees that the Secured Parties have given value and that the Liens created by this Agreement are intended to attach (a) with respect to Collateral that is now in existence, upon execution of this Agreement, and (b) with respect to Collateral that comes into existence in the future, upon the Obligor acquiring rights in the Collateral or the power to transfer rights in the Collateral to the Agent. In each case, the parties do not intend to postpone the attachment of any Lien created by this Agreement.

2.5
Continuing Agreement The Liens created by this Agreement are continuing, to secure a current or running account, and will extend to the ultimate balance of the Obligations, regardless of any intermediate payment or discharge of the Obligations in whole or in part. Without limiting the foregoing, the Obligations may include advances and re-advances under revolving credit facilities, which permit borrowing, repayment of all or part of the amount borrowed and re-borrowing of amounts previously paid.

2.6
In Addition to Other Rights; No Marshalling This Agreement is in addition to and is not in any way prejudiced by or merged with any other Lien now or subsequently held by the Secured Parties in respect of any Obligations. The Secured Parties shall be under no obligation to marshal in favour of the Obligor any other Lien or any money or other property that the Secured Parties may be entitled to receive or may have a claim upon.

2.7
Liabilities Unconditional The liabilities of the Obligor under this Agreement are absolute and unconditional, and will not be affected by any act, omission, matter or thing that, but for this Section, would reduce, release or prejudice any of its liabilities under this Agreement, or that might constitute a legal or equitable defence to or a discharge, limitation or reduction of the Obligor's liabilities under this Agreement, whether or not known to it or the Secured Parties or consented to by it or the Secured Parties.

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Exhibit 10.3

2.8
Merger of Obligor If the Obligor amalgamates or merges with one or more other entities, the Obligations and the Liens created by this Agreement shall continue as to the Obligations and the undertaking, property and assets of the Obligor at the time of amalgamation or merger, and shall extend to the Obligations and the present and future undertaking, property and assets of the amalgamated or merged entity, and the term Obligor shall extend to the amalgamated or merged entity, all as if the amalgamated or merged entity had executed this Agreement as the Obligor.

2.9	Limitation Periods To the extent that any limitation period applies to any claim for payment of the Obligations or remedy for enforcement of the Obligations, the Obligor agrees that:

(a)	any limitation period is expressly excluded and waived entirely if permitted by applicable law;

(b)	if a complete exclusion and waiver of any limitation period is not permitted by applicable law, any limitation period is extended to the maximum length permitted by applicable law;

(c)	any applicable limitation period shall not begin before an express demand for payment of the Obligations is made in writing by the Agent to the Obligor;

(d)	any applicable limitation period shall begin afresh upon any payment or other acknowledgment of the Obligations by the Obligor; and

(e)	this Agreement is a "business agreement" as defined in the Limitations Act, 2002 (Ontario) if that Act applies.

3.	RIGHTS AND OBLIGATIONS OF THE OBLIGOR

3.1
Restrictions on Liens and Dispositions The Obligor shall not create, assume, incur or permit the existence of any Lien on the Collateral except Liens permitted by Section 7.01 of the Credit Agreement, nor shall the Obligor sell, lease or otherwise dispose of the Collateral, or permit such a disposition to occur, in each case except as expressly permitted in the Credit Agreement.

3.2
Other Assurances; Power of Attorney On request by the Agent, the Obligor shall (a) mark or take other steps to identify the Collateral as being subject to the Liens created by this Agreement, and (b) execute, acknowledge and deliver all financing statements, certificates, further assignments, documents, transfers, instruments, security documents, acknowledgments and assurances and do all further acts and things as the Agent may consider necessary or desirable to give effect to the intent of, or for the collection, disposition, realization or enforcement of the Collateral or the Liens created by this Agreement. Notwithstanding anything in this Agreement to the contrary, (i) neither creation or perfection

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Exhibit 10.3

of pledges of or security interests in, nor the obtaining of legal opinions or other deliverables with respect to, particular assets of the Obligor shall be required, if, and for so long as and to the extent that the Agent and the Obligor agree in writing that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such legal opinions or other deliverables in respect of such assets, shall be excessive in view of the benefits to be obtained by the holders of the Obligations therefrom, (ii) Liens required to be granted from time to time shall be subject to exceptions and limitations set forth in the Collateral Documents as in effect on the Third Restatement Date, (iii) no perfection actions shall be required with respect to motor vehicles other assets categorized as “serial numbered goods” under the PPSA Regulation (at present, manufactured homes, boats, outboard motors, trailers and aircraft) and other assets subject to certificates of title and (iv) in no event shall notices be required to be sent to contractual third parties prior to an enforcement event following the occurrence and continuation of an Event of Default. The Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of legal opinions or other deliverables with respect to particular assets by the Obligor where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Documents. For the avoidance of doubt, no perfection actions shall be required other than the filing of PPSA financing statements. The Obligor constitutes and appoints the Agent its true and lawful attorney, with full power of substitution, to do any of the foregoing or any other things that the Obligor has agreed to do in this Agreement, whenever and wherever the Agent may consider it to be necessary or desirable, and to use the Obligor's name in the exercise of the Agent's rights under this Agreement. This power of attorney is coupled with an interest and is irrevocable by the Obligor.

3.3
Composite Agreement This Agreement is a composite mortgage and security agreement covering Collateral located in various provinces and territories of Canada and in other jurisdictions and, as to any Collateral located in a particular jurisdiction, this Agreement shall be a separate mortgage and security agreement enforceable against the Obligor without regard to the application of this Agreement to Collateral located in other jurisdictions. All provisions of this Agreement shall apply separately to the Collateral located in each separate jurisdiction with the same effect as if a separate mortgage and security agreement with respect to that Collateral had been executed and delivered by the Obligor. If requested by the Agent, subject to the perfection exceptions set forth in the Loan Documents, the Obligor shall execute, deliver and register, at its expense, a separate mortgage and security agreement covering the Collateral located in any particular jurisdiction or jurisdictions. The separate mortgage and security agreement shall be in the form of this Agreement except for modifications required by the fact that it relates only to the Collateral located in the particular

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jurisdiction or jurisdictions and other modifications that the Agent considers necessary or desirable in the circumstances.

3.4
Restriction on Change of Name The Obligor shall not change its name without providing the Agent with advance written notice and promptly taking other steps, if any, as the Agent requests to ensure that the position of the Secured Parties is not adversely affected by the change in name.

3.5
Secured Parties Not Liable for Obligor's Agreements Nothing in this Agreement shall make any Secured Party liable to observe or perform any term of any agreement to which the Obligor is a party or by which it or the Collateral is bound, or make any Secured Party a mortgagee in possession. The Obligor shall indemnify the Secured Parties and save them harmless from any claim arising from any such agreement.

3.6
Release of Liens If any Collateral shall be sold , transferred or otherwise disposed of by the Obligor in a transaction permitted by the Credit Agreement, without impairing the application of Section 28(1)(a) of the PPSA, then the Agent, at the request and sole expense of the Obligor, shall promptly execute and deliver to the Obligor all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created by this Agreement or by any other Collateral Document on such Collateral. If the Obligor has indefeasibly paid the Obligations in full in cash and otherwise performed all of the terms of the Loan Documents, and if all obligations of the Secured Parties to extend credit under any Loan Document have been cancelled, then the Agent shall, at the request and expense of the Obligor, release the Liens created by this Agreement and execute and deliver whatever documents are reasonably required to do so.

3.7
Advances. On failure of the Obligor to perform any of the covenants and agreements contained herein or in any other Loan Document, the Agent may, at its sole option and in its sole discretion, after ten (10) business days prior written notice to the Obligor and opportunity to cure, perform the same and in so doing may expend such sums as the Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Agent may make for the protection of the security hereof or which may be compelled to make by operation of Law. All such sums and amounts so expended shall be repayable by the Obligor promptly upon timely notice thereof and demand therefor, shall constitute additional Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by the Agent on behalf of the Obligor, and no such advance or expenditure therefor, shall relieve the Obligor of any Default or Event of Default. The Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured

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Exhibit 10.3

from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by the Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

4.	RIGHTS AND OBLIGATIONS ON DEFAULT

4.1	Application of Article The provisions of this Article 4 apply only on the occurrence of an Event of Default that is continuing.

4.2
Remedies Upon the Obligations becoming due and payable, the Agent may enforce payment of the Obligations and the Agent shall have the rights and remedies of a secured party under the PPSA and other applicable law together with those rights and remedies provided by the Credit Agreement, this Agreement or otherwise provided by applicable law.

4.3
Rights of Agent The Agent may (a) require the Obligor to assemble the Collateral and deliver or make the Collateral available to the Agent at a reasonably convenient place designated by the Agent, (b) enter on any premises of the Obligor or any other place where Collateral may be located, (c) take possession of the Collateral by any method permitted by law, (d) render any equipment unusable without removing it from the Obligor's premises, (e) use the Collateral in the manner and to the extent that the Agent may consider appropriate and (f) hold, insure, repair, process, maintain, protect and preserve the Collateral and prepare it for disposition. The Agent is not, however, required to insure the Collateral, and the risk of any loss of or damage to the Collateral shall be borne by the Obligor.

4.4
Appointment of Monitor The Agent may from time to time appoint any person (the "Monitor") to investigate any or all of the Collateral, the Obligor and the Obligor's business and affairs and report to the Secured Parties. The Obligor shall co-operate fully with the Monitor and give the Monitor full access to its facilities, property, records, creditors, customers, contractors, officers, directors, employees, auditors, legal counsel and agents. The Monitor shall not participate in the management of the Obligor's business or affairs and shall have no responsibility, nor shall it incur any liability, in respect of the Collateral, the Obligor or the Obligor's business or affairs. The Monitor shall act solely on behalf of the Secured Parties and shall have no contractual relationship with the Obligor as a consultant or otherwise, nor shall the Obligor be entitled to receive any report by the Monitor. The appointment of the Monitor shall not be regarded as an act of enforcement of the Liens created by this Agreement. All costs incurred in connection with the appointment of the Monitor and the performance by the Monitor of its activities as such, including legal fees on a full indemnity (sometimes called solicitor and own client) basis shall be payable by the Obligor to the Agent immediately on demand, shall bear interest from the date they are

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incurred until paid at the highest rate of interest applicable to the Obligations and shall be included in the Obligations.

4.5
Proceeds The Agent may take charge of all proceeds of the Collateral and may hold them as additional security for the Obligations. The Agent may give notice to any or all account debtors of the Obligor and to any or all persons liable to the Obligor under an instrument to direct all payments or other proceeds relating to the Collateral to the Agent and any payments or other proceeds of the Collateral received by the Obligor from account debtors or from any persons liable to the Obligor under an instrument, after notice is given by the Agent, shall be held by the Obligor in trust for the Agent and immediately paid over to the Agent. The Agent shall not, however, be required to collect any proceeds of the Collateral. The Agent may also enforce any rights of the Obligor in respect of the Collateral by any manner permitted by law.

4.6
Notice of Disposition If required to do so by applicable law, the Agent shall give the Obligor written notice of any intended disposition of the Collateral in accordance with the Credit Agreement or by any other method required or permitted by applicable law. The Obligor waives giving of notice to the maximum extent permitted by applicable law.

4.7
Statutory Waivers To the maximum extent permitted by law, the Obligor waives all of the rights, benefits and protections given by any present or future statute that imposes limits on the rights, remedies or powers of a Secured Party or on the methods of realization of security, including any seize or sue or anti-deficiency statute or any similar provisions of any other statute. In particular, the Obligor waives all rights, benefits and protections given by sections 47 and 50 of the Law of Property Act (Alberta) insofar as they extend to or relate to any Collateral.

4.8
Disposition and Other Rights of Agent The Agent may (a) carry on all or any part of the business of the Obligor, (b) make payments on account of, to discharge, or to obtain an assignment of any Lien on the Collateral, whether or not ranking in priority to the Liens created by this Agreement, (c) borrow money required for the seizure, retaking, repossession, holding, insuring, repairing, processing, maintaining, protecting, preserving, preparing for disposition or disposition of the Collateral or for any other enforcement of this Agreement or for carrying on the business of the Obligor on the security of the Collateral in priority to the Liens created by this Agreement, (d) file proofs of claim and other documents to establish the claims of the Secured Parties in any proceeding relating to the Obligor, and (e) sell, lease or otherwise dispose of all or any part of the Collateral at public auction, by public tender or by private sale, lease or other disposition, either for cash or on credit, at such time and on such terms and conditions as the Agent may determine. If any disposition involves deferred payment, the Secured Parties will not be accountable for and the Obligor will not be entitled to be credited with the proceeds of disposition until payment is actually received

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in cash. On any disposition, the Agent or any other Secured Party shall have the right to acquire all or any part of the Collateral that is offered for disposition and the rights of the Obligor in that Collateral shall be extinguished. The Agent may also accept the Collateral in satisfaction of the Obligations or may from time to time designate any part of the Obligations to be satisfied by the acceptance of particular Collateral that the Agent reasonably determines to have a net realizable value equal to the amount of the designated part of the Obligations, in which case only the designated part of the Obligations shall be satisfied by the acceptance of the particular Collateral.

4.9
Commercially Reasonable Actions and Omissions The Obligor agrees that it is commercially reasonable for the Secured Parties (a) not to incur expenses that they reasonably consider significant to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) not to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, not to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) not to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove Liens on or adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Obligor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers or other persons, including employees of the Obligor, brokers, investment bankers, consultants and other professionals to assist in the collection or disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to vary or rescind any contract for the disposition of any Collateral, or (l) to purchase insurance or credit enhancements or take other steps to insure the Secured Parties against risks of loss, collection or disposition of Collateral or to provide the Secured Parties a guaranteed return from the collection or disposition of Collateral. The Obligor acknowledges that the purpose of this Section is to provide selected examples of actions and omissions that would be commercially reasonable in the Secured Parties' exercise of remedies against the Collateral and that other actions and omissions shall not be considered commercially unreasonable solely on account of not being mentioned in this Section, nor shall the Secured Parties be liable or accountable for any discount attributable to the specified actions and omissions. Nothing in this Section shall

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Exhibit 10.3

be construed to grant any rights to the Obligor or to impose any duties on the Secured Parties that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section. In exercising its rights and obligations under this Agreement, neither the Agent nor any other Secured Party shall be responsible or liable to the Obligor or any other person for any loss or damage from the realization or disposal of any Collateral or the enforcement of this Agreement, or any failure to do so, or for any act or omission on their respective parts or on the part of any of their directors, officers, employees, agents or advisors in that connection, except that a Secured Party may be responsible or liable for loss or damage arising from its wilful misconduct or gross negligence.

4.10
Costs of Realization All costs incurred in connection with realizing the security constituted by this Agreement or exercising any of the Agent's rights under this Agreement, including costs incurred in connection with repossessing, holding, insuring, repairing, processing, preparing for disposition, and disposing of any Collateral and legal fees on a full indemnity (sometimes called solicitor and own client) basis (in this Section, "realization costs") shall be payable by the Obligor to the Agent immediately on demand. Realization costs shall bear interest from the date they are incurred until paid at the highest rate of interest applicable to the Obligations. Realization costs and interest shall be included in the Obligations under this Agreement.

4.11
Other Security; Application of Money The Secured Parties may (a) refrain from enforcing any other security or rights held by or on behalf of the Secured Parties in respect of the Obligations, or enforce any other security or rights in any manner and order as they see fit, and (b) apply any money received from or in respect of the Collateral in any manner and order as they see fit and change any application of money received in whole or in part from time to time, or refrain from applying any money and hold it in a suspense account.

4.12
Third Parties No person dealing with the Agent or other Secured Parties is required to determine (a) whether the Liens created by this Agreement or the powers purporting to be exercised have become enforceable, (b) whether any Obligations remain owing, (c) the propriety of any aspect of the disposition of Collateral or (d) how any payment to the Agent or other Secured Parties has been or will be applied. Any person who acquires Collateral from the Agent in good faith shall acquire it free from any interest of the Obligor.

4.13
Appointment of Receiver The Agent may take proceedings in any court of competent jurisdiction for the appointment of a receiver (which term includes a receiver and manager) of the Collateral or may by appointment in writing appoint any person to be a receiver of the Collateral. The Agent may remove any receiver appointed by the Agent and appoint another in its place, and may determine the remuneration of any receiver, which may be paid from the proceeds of the Collateral in priority to other Obligations. Any receiver appointed by the Agent shall, to the extent permitted by applicable law, have all of the rights,

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Exhibit 10.3

benefits and powers of the Agent and the Secured Parties under this Agreement, the PPSA or otherwise. Any receiver shall be deemed the agent of the Obligor and the Secured Parties shall not be in any way responsible for any misconduct or negligence of any receiver.

4.14
Rights Cumulative No failure on the part of the Secured Parties to exercise, nor any delay in exercising, any right or remedy under any Loan Document or this Agreement shall operate as a waiver or impose any liability on the Secured Parties, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and do not exclude any rights and remedies provided by applicable law. If the Secured Parties have enforced any right or remedy under this Agreement and the enforcement proceeding has been discontinued, abandoned or determined adversely to the Secured Parties for any reason, then the Obligor and the Secured Parties shall, without any further action, be restored to their previous positions to the maximum extent permitted by law and subject to any determination in the enforcement proceeding or express agreement between the Obligor and the Secured Parties, and thereafter all rights and remedies of the Secured Parties shall continue as if no enforcement proceeding had been taken.

4.15
Obligor Liable for Deficiency If the proceeds arising from the disposition of the Collateral fail to satisfy the Obligations, the Obligor shall pay any deficiency to the Agent on demand. Neither the taking of any judicial or extra-judicial proceeding nor the exercise of any power of seizure or disposition or other remedy shall extinguish the liability of the Obligor to pay and perform the Obligations, nor shall the acceptance of any payment or alternate security create any novation. No covenant, representation or warranty of the Obligor in this Agreement shall merge in any judgment.

4.16
Release by Obligor The Obligor hereby releases and discharges the Secured Parties and any receiver from all claims of any kind, whether sounding in damages or not, that may arise or be caused to the Obligor or any person claiming through or under the Obligor as a result of any act or omission of the Secured Parties or any receiver except that a Secured Party or receiver may be responsible or liable for loss or damage arising from its wilful misconduct or gross negligence.

5.	NOTICES

5.1	Notices. All notices to be delivered hereunder shall be delivered pursuant to the terms of the Credit Agreement.

6.	ENTIRE AGREEMENT; SEVERABILITY

6.1	Entire Agreement No party shall be bound by any representation or promise made by any person relating to this Agreement that is not embodied in it. Any waiver of, or consent to

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departure from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Agent, and only in the specific instance and for the specific purpose for which it has been given.

6.2
Severability If, in any jurisdiction, any provision of this Agreement or its application to any circumstance is restricted, prohibited or unenforceable, that provision shall, as to that jurisdiction, be ineffective only to the extent of that restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement, without affecting the validity or enforceability of that provision in any other jurisdiction and, if applicable, without affecting its application to other circumstances.

7.	DELIVERY OF AGREEMENT

7.1	Counterparts This Agreement may be executed in any number of counterparts and all counterparts taken together shall be deemed to constitute one agreement.

7.2
Delivery To evidence the fact that it has executed this Agreement, the Obligor may send a signed copy of this Agreement or its signature to this Agreement by facsimile transmission or e-mail and the signature sent in that way shall be deemed to be its original signature for all purposes.

7.3
Receipt and Waiver The Obligor acknowledges receipt of a copy of this Agreement. The Obligor waives any notice of acceptance of this Agreement by the Secured Parties. The Obligor also waives the right to receive a copy of any financing statement or financing change statement that may be registered in connection with this Agreement or any verification statement issued with respect to a registration, if waiver is not otherwise prohibited by law. The Obligor agrees that the Agent may from time to time provide information regarding this Agreement, the Collateral and the Obligations to persons that the Agent believes in good faith are entitled to the information under applicable law.

8.	GOVERNING LAW

8.1
Governing Law This Agreement and any dispute arising from or in relation to this Agreement shall be governed by, and interpreted and enforced in accordance with, the law of the province of British Columbia and the laws of Canada applicable in that province, excluding the conflict of law rules of that province.

8.2
Obligor's Exclusive Dispute Resolution Jurisdiction The Obligor agrees that the courts of the province of British Columbia have non-exclusive jurisdiction over any dispute arising from or in relation to this Agreement and the Obligor irrevocably and unconditionally attorns to the non-exclusive jurisdiction of that province. The Obligor agrees that the courts of that

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province are the most appropriate and convenient forum to settle disputes and agrees not to argue to the contrary.

8.3
Secured Parties Entitled to Concurrent Jurisdiction Despite Section 8.2, the Secured Parties are permitted to take proceedings in relation to any dispute arising from or in relation to this Agreement in any court of another province or another state with jurisdiction and to the extent allowed by law may take concurrent proceedings in any number of jurisdictions.

9.	SUCCESSORS AND ASSIGNS

9.1
Successors and Assigns The Obligor may not assign or transfer all or any part of its liabilities under this Agreement. All rights of the Secured Parties under this Agreement shall be assignable in accordance with the Credit Agreement and the Loss Sharing Agreement dated as of the date hereof among the Lenders, the L/C Issuers, the Swing Line Lender and the Administrative Agent, as may be amended, replaced, modified or restated from time to time, and the Obligor shall not assert against any assignee any claim or defence that the Obligor now has or may in the future have against any Secured Party. This Agreement shall enure to the benefit of the Secured Parties and their respective successors and assigns and be binding on the Obligor and its successors and any permitted assigns.

IN WITNESS OF WHICH, the Obligor has duly executed this Agreement.

SCHNITZER STEEL CANADA LTD.

By:	/s/Richard D. Peach
Name:	Richard D. Peach
Title:	President

[signature page for General Security Agreement by Schnitzer Steel Canada Ltd.]

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